UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2021, Scott Mahoney, the Company’s Chief Executive Officer, President, and a member of the Company’s board of directors (the “Board”), informed the Board that he was resigning as Chief Executive Officer, President and as a member of Board (including all roles held with the Company’s subsidiaries), effective immediately. Mr. Mahoney’s resignation was not the result of any disagreement with the policies, practices or procedures of the Company.

On April 5, 20201, following the resignation of Mr. Mahoney, the Board appointed Edward J. Fred, the Company’s Chief Financial Officer and Treasurer, to serve as the Company’s interim Chief Executive Officer and President (“Expanded Role”). Mr. Fred is expected to serve until the Company completes a search for a permanent replacement and appoints a new Chief Executive Officer and President. In connection with his appointment to the Expanded Role, Mr. Fred will receive a one-time promotion bonus of $50,000 and an increase in his base salary from $300,000 per year to $375,000 per year. All other terms of Mr. Fred’s existing employment agreement shall remain unchanged.

A copy of Mr. Mahoney’s resignation letter is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Resignation Letter, dated April 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2021	TARONIS FUELS, INC.

	By:	/s/ Edward J. Fred
	Name:	Edward J. Fred
	Title:	Interim Chief Executive Officer